Exhibit 5.1

September 27, 2024

Omega Healthcare Investors, Inc.

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

RE: Registration Statement on Form S-3

We have acted as counsel to (a) Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), and (b) OHI Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Registrant Guarantor”), in connection with a Registration Statement on Form S-3 (the “Registration Statement”), being filed by the Company and the Registrant Guarantor with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) shares of common stock of the Company, par value $0.10 per share (“Common Stock”); (ii) shares of preferred stock of the Company, par value $1.00 per share (“Preferred Stock”); (iii) debt securities of the Company (the “Debt Securities”), which are to be issued under an indenture to be entered into among the Company, as issuer, the Registrant Guarantor, as guarantor, and U.S. Bank National Association, as trustee (the “Trustee”), a form of which is included as an exhibit to the Registration Statement (the “Base Indenture”), and one or more board resolutions, supplemental indentures or officers’ certificates of the Company thereunder (the Base Indenture, together with the applicable board resolutions, supplemental indenture or officers’ certificate pertaining to the applicable series of Debt Securities, the “Applicable Indenture”); and (iv) guarantees of the Debt Securities by the Registrant Guarantor (the “Guarantees,” and together with the Preferred Stock, the Common Stock and the Debt Securities, the “Securities”). An indeterminate amount of the Securities may be offered at indeterminate prices from time to time by the Company as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.

The Debt Securities and the Guarantees will be issued under an Applicable Indenture to be entered into among the Company, the Registrant Guarantor and the Trustee. The Applicable Indenture together with the Registration Statement (including all exhibits thereto), the Prospectus, the Prospectus Supplements, the Debt Securities and the Guarantees are collectively referred to as the “Transaction Documents.”

Omega Healthcare Investors, Inc.

September 27, 2024

In connection herewith, we have examined and relied without investigation, as to matters of fact, upon the Registration Statement and the exhibits thereto and such certificates, statements and results of inquiries of public officials and officers and representatives of the Company and the Registrant Guarantor and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate or limited partnership records (as applicable), certificates and instruments as we have deemed necessary or appropriate to enable us to render the opinions expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, and the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites maintained by a court or governmental authority or regulatory body and the authenticity of the originals of such latter documents. If any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR or such court or governmental authority or regulatory body, we have assumed that the document so filed is identical to the document we examined except for formatting changes. When relevant facts were not independently established, we have relied without independent investigation as to matters of fact upon statements of governmental officials and upon representations made in or pursuant to certificates and statements of appropriate representatives of the Company and the Registrant Guarantor.

We also have assumed that (i) at the time of execution, authentication, issuance and delivery of the Debt Securities, and at the time of execution, issuance and delivery of the Guarantees, the Base Indenture and any applicable supplemental indenture will be the valid and legally binding obligation of the Trustee, enforceable against such party in accordance with its terms, and (ii) the Base Indenture and any applicable supplemental indenture will be governed by the laws of the State of New York.

We have assumed further that (i) at the time of execution, authentication, issuance and delivery of any of the Debt Securities, the Applicable Indenture, the Registration Statement, the Prospectus and the applicable Prospectus Supplements will be in full force and effect and will not have been terminated or rescinded by the Company or the Trustee and at the time of issuance and sale of any of the Debt Securities, the terms of such Debt Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and (ii) at the time of execution, issuance and delivery of any Guarantee offered by the Registrant Guarantor, the Guarantee will have been duly authorized, executed and delivered by the Registrant Guarantor and will be in full force and effect and will not have been terminated or rescinded by the Registrant Guarantor and at the time of issuance and sale of any Guarantee by the Registrant Guarantor, the terms of the Guarantee, and its issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant Guarantor, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Registrant Guarantor.

Omega Healthcare Investors, Inc.

September 27, 2024

We have further assumed, with your permission, that (i) the Company has been duly organized and is validly existing in good standing under the laws of the State of Maryland, (ii) the execution and delivery by the Company of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder are within its corporate power and have been duly authorized by all necessary corporate action on its part, (iii) each of the Transaction Documents to which the Company is a party have been duly executed and delivered by the Company and (iv) the execution and delivery by the Company of the Transaction Documents to which it is a party and the performance by it of its obligations thereunder do not result in any violation by it of the provisions of its organizational documents. We understand that you are receiving an opinion letter, dated the date hereof, from Shapiro Sher Guinot & Sandler, P.A. (the “Maryland Counsel Opinion”), as to the due incorporation of the Company and the authorization of the Debt Securities, Common Stock and the Preferred Stock and other matters addressed under the laws of the State of Maryland, and that such opinion letter is being filed as exhibit to the Registration Statement. With your permission we have assumed the correctness of the conclusions set forth in the Maryland Counsel Opinion and express no opinion herein with regard thereto. Our opinion with respect to the Company is subject to the assumptions, comments, qualifications, limitations and exceptions set forth in the Maryland Counsel Opinion.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1.            With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) due execution, authentication, issuance and delivery of such Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Transaction Documents, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.            With respect to the Guarantees, assuming the (a) taking of all necessary limited partnership action to authorize and approve the issuance, execution and terms of the Guarantees, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Registrant Guarantor’s general partner, and otherwise in accordance with the provisions of the Transaction Documents, such Guarantees will constitute valid and binding obligations of the Registrant Guarantor, enforceable against the Registrant Guarantor in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

Omega Healthcare Investors, Inc.

September 27, 2024

(a)            Our opinions set forth herein reflect only the application of (i) applicable laws of the State of New York (excluding, without limitation, (A) all laws, rules and regulations of cities, counties and other political subdivisions of the State of New York and (B) the securities, blue sky, environmental, employee benefit, insurance, pension, antitrust, tax and criminal laws of the State of New York, as to which we express no opinion), and (ii) to the extent required by the foregoing opinions, the Delaware Revised Uniform Limited Partnership Act (6 Delaware Code Chapter 17), also referred to herein as the “Delaware Revised Uniform Limited Partnership Act”. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in factual matters, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinion, we have not considered, and hereby disclaim any opinion as to, the application or impact of the laws of any jurisdiction, other than the State of New York or in the case of the State of Delaware, any laws of such state other than the Delaware Revised Uniform Limited Partnership Act.

(b)            Our opinions contained herein are limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium (including governmental moratorium orders) or similar laws, rules, regulations and orders affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) laws, rules, regulations, orders and policies concerning Federal, state and local emergencies; (iii) general principles of equity (regardless of whether considered in a proceeding in equity or at law); (iv) an implied covenant of good faith and fair dealing; (v) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

(c)            Our opinions are further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) require compliance with or impose standards relating to fiduciary duties or fairness; (ii) limit or affect the enforcement of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (v) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; and (vi) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(d)            We express no opinion as to the enforceability of any rights to indemnification or contribution which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights.

(e)            We express no opinion as to the enforceability of any provision purporting or attempting to (i) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (ii) confer subject matter jurisdiction on a court not having independent grounds therefor, (iii) modify or waive the requirements for effective service of process for any action that may be brought, (iv) waive the right of the Company or the Registrant Guarantor or any other person to a trial by jury, (v) provide that remedies are cumulative or that decisions by a party are conclusive; (vi) modify or waive the rights to notice, legal defenses, statutes of limitations and statutes of repose (including the tolling of the same) or other benefits that cannot be waived under applicable law; (vii) provide for or grant a power of attorney; or (viii) any choice of law or conflict of laws provision.

Omega Healthcare Investors, Inc.

September 27, 2024

(f)            You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We do not render any opinions except as set forth above. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement with agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Securities. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP

Bryan Cave Leighton Paisner LLP